Exhibit 99.1

Coya Therapeutics Announces $5 Million Strategic

Investment by the Alzheimer’s Drug Discovery

Foundation (ADDF)

Funds will help support the development of COYA 302 for the treatment of Frontotemporal Dementia (FTD)

COYA 302’s combination therapeutic approach aligns with ADDF’s belief in combination therapy being the future of Alzheimer’s and related dementia treatments

Houston, TX, May 20, 2024 - Coya Therapeutics, Inc. (Nasdaq: COYA) (“Coya” or the “Company”), a clinical-stage biotechnology company developing biologics intended to enhance regulatory T cell (Treg) function, announces that the Alzheimer’s Drug Discovery Foundation (“ADDF”) has purchased 603,136 shares of the Company’s common stock at a purchase price of $8.29 per share for an aggregate investment of $5 million.

The ADDF’s mission is to rapidly accelerate the development of drugs to prevent, treat, and cure Alzheimer’s disease (AD) and related dementias, including FTD. Coya’s lead therapeutic candidate, COYA 302, is being evaluated in multiple neurodegenerative diseases, including FTD, and the Company intends for this equity investment to help fund the development of COYA 302 in a planned Phase 2 trial in FTD.

“Inflammation has emerged as a promising novel pathway for chronic neurological diseases like FTD. A combination drug, like COYA 302, is an innovative approach being developed to suppress neuroinflammation by targeting multiple inflammatory pathways,” said Howard Fillit, M.D., Co-Founder and Chief Science Officer of the ADDF. “Combination therapy will be integral to slowing – and eventually halting – cognitive decline for a disease as complex as FTD, and exploring combined therapeutic modalities is an important advancement in the development of future care regimens.”

“We are grateful that a world-renowned organization like the ADDF has chosen to support our corporate mission as well as the clinical development of COYA 302 through this equity investment,” said Howard Berman, Ph.D., Chief Executive Officer of Coya. “The ADDF’s scientists have extensively vetted COYA 302 for the treatment of FTD, a disease that is driven by a pronounced peripheral and central nervous system inflammatory response. Like Coya, the ADDF believes that combination therapies are the future of Alzheimer’s and related dementia treatments, including FTD, aligning our strategic approach to combatting such a complex disease that has no current treatment options. We look forward to working with the ADDF to potentially bring a new treatment paradigm to these patients,” continued Dr. Berman.

Dr. Berman added, “Research has shown that neurodegenerative diseases, such as AD, FTD, Parkinson’s disease, and ALS, aka ‘Lou Gehrig’s disease,’ share common disease pathways, including neuroinflammation and catastrophic neuronal loss that leads to cognitive or motor dysfunction through the complex interplay of the body’s immune system and dysfunctional anti-inflammatory regulatory Tregs. Thus, the traditional ‘one disease – one target – one drug’ approach may be ineffective for such neurodegenerative diseases, which may at least partially explain why there are limited effective treatments for these conditions. However, we believe the results thus far from studies involving COYA 302 indicate the potential to provide a sustained and lasting effect on these neurodegenerative diseases through the targeting of multiple immune pathways.”

The offer and sale of the securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and/or Regulation D promulgated thereunder and have not been registered under the Act, or applicable state securities laws. Accordingly, the securities issued in the private placement may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

The Company has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the securities issued to ADDF no later than 30 days following the date of the definitive agreements and to have the registration statement declared effective no later than 75 days following the date of the definitive agreements in the event of a “full review” by the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About COYA 302

COYA 302 is an investigational and proprietary biologic combination therapy with a dual immunomodulatory mechanism of action intended to enhance the anti-inflammatory function of regulatory T cells (Tregs) and suppress the inflammation produced by activated monocytes and macrophages. COYA 302 is comprised of proprietary low dose interleukin-2 (LD IL-2) and CTLA4-Ig (abatacept) and is being developed for subcutaneous administration for the treatment of patients with ALS, FTD, PD, and AD. These mechanisms may have additive or synergistic effects.

In February of 2023, Coya announced results from a proof-of-concept, open-label clinical study evaluating commercially available LD IL-2 and CTLA4-Ig in a small cohort of patients with ALS conducted at the Houston Methodist Hospital by Stanley Appel, M.D., Jason Thonhoff, M.D., Ph.D., and David Beers, Ph.D. This study was the first-of-its-kind evaluating this dual-mechanism immunotherapy for the treatment of ALS. Patients in the study received investigational treatment for 48 consecutive weeks and were evaluated for safety and tolerability, Treg function, serum biomarkers of oxidative stress and inflammation, and clinical functioning as measured by the ALSFRS-R scale.

During the 48-week treatment period, the therapy was well tolerated. The most common adverse event was mild injection-site reactions. No patient discontinued the study, and no deaths or other serious adverse events were reported.

Patients’ disease progression was measured using the ALSFRS-R scale, a validated rating tool for monitoring the progression of disability in patients with ALS. The mean (±SD) ALSFRS-R scores at week 24 (33.75 ±3.3) and week 48 (32 ±7.8) after initiation of treatment were not statistically different compared to the ALSFRS-R score at baseline (33.5 ±5.9), suggesting significant amelioration in the progression of the disease over the 48-week treatment period.

Treg suppressive function, expressed as percentage of inhibition of proinflammatory T cell proliferation, showed a statistically significant increase over the course of the treatment period and was significantly reduced at the end of the 8-week washout post-treatment period. Treg suppressive function at 24 weeks (79.9 ±9.6) and 48 weeks (89.5 ±4.1) were significantly higher compared to baseline (62.1 ±8.1) (p<0.01), suggesting enhanced and durable Treg suppressive function over the course of treatment. In contrast, Treg suppressive function (mean ±SD) was significantly decreased at the end of the 8-week washout period compared to end-of-treatment at week 48 (70.3 ±8.1 vs. 89.5 ±4.1, p <0.05).

The study also evaluated serum biomarkers of inflammation, oxidative stress, and lipid peroxides. The available data up to 16 weeks after initiation of treatment suggest a decrease in these biomarker levels, which is consistent with the observed enhancement of Treg function. The evaluation of the full biomarker data is ongoing.

COYA 302 is an investigational product not yet approved by the FDA or any other regulatory agency.

About Frontotemporal Dementia

Frontotemporal dementia (FTD) is the result of damage to neurons in the frontal and temporal lobes of the brain. Many possible symptoms can result, including unusual behaviors, emotional problems, trouble communicating, difficulty with work, or difficulty with walking. FTD is rare and tends to occur at a younger age than other forms of dementia. About 60% of people with FTD are 45 to 64 years old. FTD is progressive, meaning symptoms get worse over time. In the early stages, people may have just one symptom. As the disease progresses, other symptoms appear as more parts of the brain are affected. It is difficult to predict how long someone with FTD will live. Some people live more than 10 years after diagnosis, while others live less than two years after they are diagnosed. There is no cure for FTD, and no treatments slow or stop the progression of the disease.1

References

1. National Institutes of Health (NIH) Website (https://www.nia.nih.gov), accessed on January 8, 2024

About Alzheimer’s Disease

Alzheimer’s disease is the most common cause of dementia, a general term for memory loss and other cognitive abilities serious enough to interfere with daily life. Alzheimer’s disease accounts for up to 80% of dementia cases, affecting an estimated 5.7 million Americans. In more than 90% of people with Alzheimer’s, symptoms do not appear until after age 60. The incidence of the disease increases with age and doubles every 5 years beyond age 65. Alzheimer’s is a progressive disease, where dementia symptoms gradually worsen over a number of years. In its early stages, memory loss is mild, but with late-stage Alzheimer’s, individuals lose the ability to carry on a conversation and respond to their environment. It is the sixth leading cause of death among all adults and the fifth leading cause for those aged 65 or older. On average, a person with Alzheimer’s lives 4 to 8 years after diagnosis but can live as long as 20 years, depending on other factors. 1, 2

References

1.	Alzheimer’s Association (www.alz.org).

2.	Centers for Disease Control and Prevention (www.cdc.gov).

About The Alzheimer’s Drug Discovery Foundation (ADDF)

Founded in 1998 by Leonard A. and Ronald S. Lauder, the Alzheimer’s Drug Discovery Foundation is dedicated to rapidly accelerating the discovery of drugs to prevent, treat and cure Alzheimer’s disease. The ADDF is the only public charity solely focused on funding the development of drugs for Alzheimer’s, employing a venture philanthropy model to support research in academia and the biotech industry. The ADDF’s leadership and contributions to the field have played a pivotal role in bringing the first Alzheimer’s PET scan (Amyvid®) and blood test (PrecivityAD®) to market, as well as fueling the current robust and diverse drug pipeline. Through the generosity of its donors, the ADDF has awarded more than $290 million to fund over 750 Alzheimer’s drug discovery programs, biomarker programs and clinical trials in 20 countries. To learn more, please visit: http://www.alzdiscovery.org/.

About Coya Therapeutics, Inc.

Headquartered in Houston, TX, Coya Therapeutics, Inc. (Nasdaq: COYA) is a clinical-stage biotechnology company developing proprietary treatments focused on the biology and potential therapeutic advantages of regulatory T cells (“Tregs”) to target systemic inflammation and neuroinflammation. Dysfunctional Tregs underlie numerous conditions, including neurodegenerative, metabolic, and autoimmune diseases, and this cellular dysfunction may lead to sustained inflammation and oxidative stress resulting in lack of homeostasis of the immune system.

Coya’s investigational product candidate pipeline leverages multiple therapeutic modalities aimed at restoring the anti-inflammatory and immunomodulatory functions of Tregs. Coya’s therapeutic platforms include Treg-enhancing biologics, Treg-derived exosomes, and autologous Treg cell therapy.

COYA 302 – the Company’s lead biologic investigational product or “Pipeline in a Product” – is a proprietary combination of COYA 301 (Coya’s proprietary LD IL-2) and CTLA4-Ig for subcutaneous administration with a unique dual mechanism of action that is now being developed for the treatment of Amyotrophic Lateral Sclerosis, Frontotemporal Dementia, Parkinson’s Disease, and Alzheimer’s Disease. Its multi-targeted approach enhances the number and anti-inflammatory function of Tregs and simultaneously lowers the expression of activated microglia and the secretion of pro-inflammatory mediators. This synergistic mechanism may lead to the re-establishment of immune balance and amelioration of inflammation in a sustained and durable manner that may not be achieved by either low-dose IL-2 or CTLA4-Ig alone.

For more information about Coya, please visit www.coyatherapeutics.com

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our current and future financial performance, business plans and objectives, current and future clinical and preclinical development activities, timing and success of our ongoing and planned clinical trials and related data, the timing of announcements, updates and results of our clinical trials and related data, our ability to obtain and maintain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, competitive position, industry environment and potential market opportunities. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors including, but not limited to, those related to risks associated with the impact of COVID-19; the success, cost and timing of our product candidate development activities and ongoing and planned clinical trials; our plans to develop and commercialize targeted therapeutics; the progress of patient enrollment and dosing in our preclinical or clinical trials; the ability of our product candidates to achieve applicable endpoints in the clinical trials; the safety profile of our product candidates; the potential for data from our clinical trials to support a marketing application, as well as the timing of these events; our ability to obtain funding for our operations; development and commercialization of our product candidates; the timing of and our ability to obtain and maintain regulatory approvals; the rate and degree of market acceptance and clinical utility of our product candidates; the size and growth potential of the markets for our product candidates, and our ability to serve those markets; our commercialization, marketing and manufacturing capabilities and strategy; future agreements with third parties in connection with the commercialization of our product candidates; our expectations regarding our ability to obtain and maintain intellectual property protection; our dependence on third party manufacturers; the success of competing therapies or products that are or may become available; our ability to attract and retain key scientific or management personnel; our ability to identify additional product candidates with significant commercial potential consistent with our commercial objectives; ; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Although our management believes that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or will occur. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact

David Snyder, CFO

david@coyatherapeutics.com

CORE IR

Bret Shapiro

brets@coreir.com

561-479-8566

Media Contacts

For Coya Therapeutics:

Kati Waldenburg

media@coyatherapeutics.com

212-655-0924

For ADDF:

Jackie Trudeau

Jtrudeau@alzdiscovery.org

646-452-3360